SPLIT-OFF AND SHARE EXCHANGE AGREEMENT

This SPLIT-OFF AND SHARE EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of April 10, 2026, by and among:

ESG Inc., a Nevada corporation (the “Company” or “ESG”);

DCG China Limited, a Hong Kong company (“DCG”);

Christopher Alonzo (“Alonzo”);

EVER VAST DEVELOPMENT LTD., a British Virgin Islands company (“Ever Vast”); and Weiwei Gao (“Gao”).

The Company, DCG, Alonzo, Ever Vast and Gao are referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

A. On November 6, 2023, Plasma Innovative Inc., the predecessor to the Company, entered into a Share Exchange Agreement pursuant to which the public company acquired 100% of ESG Inc. in exchange for an aggregate of 10,432,800 shares of common stock of the public company.

B. At the time of that transaction, ESG Inc. indirectly owned 74.52% of Funan Allied United Farmer Products Co., Ltd. through ESG China Limited and Hainan ESG Technology Co., Ltd., and Funan Allied United Farmer Products Co., Ltd. owned 100% of Anhui Allied United Mushroom Co., Ltd. and Anhui Allied United Mushroom Technology Co., Ltd.

C. The 10,432,800 shares issued in the 2023 transaction were allocated as follows: 7,632,800 shares to DCG, 1,400,000 shares to Alonzo, 420,000 shares to Ever Vast, and 980,000 shares to Gao.

D. The Company currently owns 100% of the issued and outstanding shares of ESG China Limited, and ESG China Limited owns 100% of Hainan ESG Technology Co., Ltd., which owns 74.52% of Funan Allied United Farmer Products Co., Ltd.

E. The Parties desire to separate the Company’s legacy China operations from the Company’s North America-focused business by effecting an integrated split-off and share exchange transaction pursuant to which the Company will distribute 100% of the issued and outstanding shares of ESG China Limited directly to DCG, Alonzo, Ever Vast and Gao in exchange for, and in redemption, retirement and cancellation of, an aggregate of 10,432,800 shares of common stock of the Company originally issued in connection with the November 2023 transaction, all on the terms and subject to the conditions set forth in this Agreement.

F. The Board of Directors of the Company, acting through a duly authorized special committee of disinterested directors and thereafter through the full Board with the conflicted director recused, has determined that this Agreement and the transactions contemplated hereby are advisable and in the best interests of the Company and its stockholders.

G. The Parties acknowledge that Christopher Alonzo currently holds fewer than the full 1,400,000 Exchange Shares attributable to him in book-entry form available for surrender and cancellation under this Agreement, and is expected to receive a separate support transfer from DCG solely to permit delivery of the full 1,400,000 Exchange Shares attributable to him for surrender and cancellation in connection with this Agreement, and the Parties intend that such support transfer shall not alter the integrated nature of the Split-Off Transaction documented hereby.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“Closing” means the consummation of the transactions contemplated by this Agreement.

“Closing Date” means the date on which the Closing occurs.

“Economic Effective Time” means 12:01 a.m. on January 1, 2026, solely for purposes of allocation of economic benefits and burdens among the Parties.

“ESG China” means ESG China Limited, a Hong Kong company.

“ESG China Shares” means 100% of the issued and outstanding shares of ESG China.

“Exchange Shares” means an aggregate of 10,432,800 shares of common stock of the Company to be surrendered, redeemed, retired and canceled pursuant to this Agreement.

“Split-Off Transaction” means the integrated transaction under this Agreement pursuant to which the Company distributes the ESG China Shares directly to DCG, Alonzo, Ever Vast and Gao in exchange for the Exchange Shares, which Exchange Shares shall be surrendered, redeemed, retired and canceled by the Company as part of one overall corporate separation transaction.

“Support Transfer” means the separate transfer of Company common stock from DCG to Alonzo, if completed, solely to permit Alonzo to deliver the full 1,400,000 Exchange Shares attributable to him for surrender and cancellation pursuant to this Agreement.

ARTICLE II

SPLIT-OFF TRANSACTION

2.1 Distribution and Exchange

At the Closing, the Company shall distribute and transfer the ESG China Shares directly to DCG, Alonzo, Ever Vast and Gao, and DCG, Alonzo, Ever Vast and Gao shall surrender the Exchange Shares to the Company in exchange therefor, all as part of one integrated Split-Off Transaction.

2.2 Allocation of ESG China Shares

The ESG China Shares shall be transferred directly to the four transferees in the following proportions:

to DCG: 7,632,800 / 10,432,800 of ESG China;

to Alonzo: 1,400,000 / 10,432,800 of ESG China;

to Ever Vast: 420,000 / 10,432,800 of ESG China; and

to Gao: 980,000 / 10,432,800 of ESG China.

2.3 Nature of Transaction.

The Parties agree that this Agreement documents an integrated split-off and share exchange transaction and not a cash sale of ESG China, a third-party asset sale, or a retroactive rescission of the November 2023 transaction. The Company is not receiving cash consideration for ESG China under this Agreement. Any Support Transfer is intended solely to facilitate Alonzo’s delivery of the full Exchange Shares attributable to him and shall not alter the integrated nature of the Split-Off Transaction.

2.4 Transfer Deliverables

At the Closing, the Company shall deliver, or cause to be delivered:

(a) duly executed instruments of transfer for the ESG China Shares;

(b) board resolutions and stockholder approvals of the Company required for this Agreement; and

(c) such other customary instruments reasonably necessary to reflect the transfer of ESG China under Hong Kong law.

2.5 No Further Transfer of Hainan or AUFP Required

The Parties acknowledge that the contemplated Split-Off Transaction is effected at the ESG China level only, and no separate transfer by the Company of Hainan ESG Technology Co., Ltd. or AUFP is required under this Agreement.

ARTICLE III

EXCHANGE, REDEMPTION AND CANCELLATION OF COMPANY SHARES

3.1 Surrender of Exchange Shares

At the Closing, or immediately prior thereto in book-entry form through the transfer agent, the following shares of Company common stock shall be surrendered to the Company as Exchange Shares:

DCG: 7,632,800 shares;

Alonzo: 1,400,000 shares;

Ever Vast: 420,000 shares; and

Gao: 980,000 shares.

3.2 Current Holdings; Support Transfer.

The Exchange Shares required to be surrendered pursuant to this Agreement are as follows: Alonzo, 1,400,000 shares; Gao, 980,000 shares; Ever Vast, 420,000 shares; and DCG, 7,632,800 shares. These amounts refer to the Exchange Shares required to be delivered under this Agreement and do not necessarily reflect each holder’s total current holdings of Company common stock. Alonzo currently holds fewer than the full 1,400,000 Exchange Shares in book-entry form available for surrender and cancellation under this Agreement and is expected to receive the Support Transfer solely to permit delivery of the full required amount.

3.3 Redemption and Cancellation

Upon receipt of the Exchange Shares in book-entry form through the transfer agent and satisfaction or waiver of all conditions to Closing, the Company shall accept the Exchange Shares in exchange for the ESG China Shares and shall cause the Exchange Shares to be retired and canceled on its stock ledger.

3.4 Integrated Consideration.

The Parties agree that the distribution of the ESG China Shares and the surrender, redemption, retirement and cancellation of the Exchange Shares are part of one integrated Split-Off Transaction and constitute full and sufficient consideration as between the Parties. No cash consideration shall be payable by the Company in connection with the transfer of the ESG China Shares under this Agreement. The Parties further agree that any Support Transfer shall not constitute additional or separate consideration paid by the Company for ESG China or by any Party for ESG China other than as expressly reflected in this Agreement.

ARTICLE IV

CHINA-OPERATION LIABILITIES; RELEASE OF ESG

4.1 China-Operation Liabilities.

As between the Parties only, from and after the Economic Effective Time, all liabilities, obligations, claims, Taxes, debts, expenses and contingent liabilities arising from or relating to ESG China Limited, Hainan ESG Technology Co., Ltd., Funan Allied United Farmer Products Co., Ltd., Anhui Allied United Mushroom Co., Ltd., Anhui Allied United Mushroom Technology Co., Ltd., and the ownership, operation or conduct of those businesses or assets (collectively, the “China-Operation Liabilities”) shall remain with and be borne by the applicable China operating entity or entities to which such matters relate, and not by ESG or any of its non-China affiliates. DCG, Alonzo, Ever Vast and Gao, solely in their capacities as the post-Closing owners of ESG China Limited, shall cause ESG China Limited and its downstream operating entities to remain responsible for such China-Operation Liabilities from and after the Economic Effective Time.

For the avoidance of doubt, this Section 4.1 allocates responsibility only as between the Parties and does not, by itself, release, discharge or impair the rights of any Third-Party Claimant.

4.2 No Parent-Level Liability Representation

The Parties acknowledge that ESG is not presently aware of any China-operation liabilities directly tied to ESG at the parent-company level. Nothing in this Agreement shall be construed as an admission that any such direct parent liability exists. This Agreement is intended only to confirm, as between the Parties, that liabilities relating to the China operations remain with the applicable China operating entity or entities and not with ESG or its non-China affiliates.

4.3 Release of ESG

Effective as of the Closing, DCG, Alonzo, Ever Vast and Gao, for themselves and on behalf of their respective successors and assigns, hereby release and discharge ESG and its non-China affiliates, and their respective directors, officers and agents, from any and all claims, demands, liabilities, obligations, causes of action, losses and damages arising out of or relating to the China operations or the ownership, operation or liabilities of ESG China Limited and its downstream subsidiaries, whether known or unknown, fixed or contingent, matured or unmatured, except for obligations expressly created by this Agreement. For the avoidance of doubt, this Section 4.3 is intended as a contractual release among the Parties only and shall not impair the rights of any third-party creditor that is not a party to this Agreement.

ARTICLE V

ECONOMIC EFFECTIVE TIME

5.1 Economic Allocation

As among the Parties only, the economic benefits and burdens of ESG China and its downstream operations shall be deemed transferred as of the Economic Effective Time.

5.2 Post-Effective Time Results.

As among the Parties only, all profits, losses, revenues, costs, Taxes and liabilities of the China operations from and after the Economic Effective Time shall be for the account of DCG, Alonzo, Ever Vast and Gao in proportion to their ownership interests in ESG China, and not for the account of ESG or any of its non-China affiliates, except in each case for obligations expressly created by this Agreement.

5.3 No Retroactive Legal Closing

Notwithstanding the Economic Effective Time, the legal transfer of ESG China and the redemption and cancellation of the Exchange Shares shall occur only upon the actual Closing.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

6.1 By the Company

The Company represents and warrants to the other Parties that:

(a) it is duly organized, validly existing and in good standing under Nevada law;

(b) it owns 100% of the issued and outstanding shares of ESG China;

(c) it has authority to execute and deliver this Agreement and perform its obligations hereunder, subject to required corporate approvals; and

(d) this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and equitable principles.

6.2 By DCG, Alonzo, Ever Vast and Gao

Each of DCG, Alonzo, Ever Vast and Gao, severally and not jointly, represents and warrants that:

(a) it or he has authority to execute and deliver this Agreement and perform its or his obligations hereunder;

(b) this Agreement constitutes its or his valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and equitable principles; and

(c) it or he will deliver the Exchange Shares required to be delivered by it or him under this Agreement, whether directly from current holdings or, in the case of Alonzo, through the Support Transfer contemplated herein solely to facilitate such delivery.

(d) it or he acknowledges that this Agreement is intended to document one integrated Split-Off Transaction and agrees not to assert, in any dispute among the Parties arising under this Agreement, that any Support Transfer constituted separate consideration paid by the Company for ESG China.

6.3 No Other Representations

Except as expressly set forth in this Article VI, no Party makes any other representation or warranty.

ARTICLE VII
COVENANTS

7.1 Corporate Approvals

The Company shall use commercially reasonable efforts to obtain all required approvals, including special committee approval, Board approval, stockholder approval by written consent if required, and compliance with applicable federal securities-law information-statement procedures.

7.2 Disclosure Cooperation.

The Parties shall reasonably cooperate in preparing any Form 8-K, Schedule 14C, information statement, transfer-agent instruction, board resolutions, stockholder written consent, Hong Kong transfer document, or other document reasonably required in connection with this Agreement and the transactions contemplated hereby, and shall present the transaction consistently as an integrated split-off and share exchange transaction.

7.3 Further Assurances

Each Party shall execute and deliver any additional documents reasonably necessary to carry out the intent of this Agreement.

ARTICLE VIII
CLOSING

8.1 Conditions to Closing.

The Closing shall occur only after:

(a) approval of this Agreement and the transactions contemplated hereby by the Company’s duly authorized special committee of disinterested directors;

(b) approval of this Agreement and the transactions contemplated hereby by the Board of Directors of the Company, with any conflicted director recused from deliberation and voting;

(c) stockholder approval by written consent, if required under applicable law, the Company’s articles or bylaws, or the Company’s reasonable determination of prudent corporate process;

(d) completion of any applicable Schedule 14C or other federal securities-law information-statement process, including any applicable waiting period;

(e) receipt by the Company, directly or through its transfer agent, of the Exchange Shares for cancellation;

(f) delivery of customary transfer documents for the ESG China Shares; and

(g) completion of such ministerial book-entry transfers, including any Support Transfer, as are reasonably necessary to permit surrender of the full Exchange Shares contemplated by this Agreement.

8.2 Closing Date

Subject to the satisfaction or waiver of the conditions set forth in Section 8.1 to the extent waivable, the Closing shall take place on such date as the Company may designate, or such other date as the Parties may mutually agree in writing.

ARTICLE IX

MUTUAL RELEASES

9.1 Mutual Release. Effective as of the Closing, and except for obligations expressly arising under this Agreement or the Support Transfer arrangement between DCG and Alonzo solely to facilitate surrender of the Exchange Shares, each Party hereby releases each other Party from any and all claims arising out of or relating to the November 2023 share exchange, the Company’s acquisition of ESG Inc., the ownership of ESG China, and the China operations, existing on or before the Closing Date.

9.2 No Release of Express Obligations or Third Parties. Nothing in this Article IX shall release any obligation expressly created by this Agreement or impair the rights of any person who is not a Party to this Agreement.

ARTICLE X

MISCELLANEOUS

10.1 Governing Law.

This Agreement, and all claims or causes of action arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict-of-laws rules, except to the extent that the internal corporate law of another jurisdiction mandatorily governs the transfer mechanics of any non-U.S. entity interest transferred hereunder.

10.2 Jurisdiction; Venue.

Each Party irrevocably agrees that any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought exclusively in the state or federal courts located in Clark County, Nevada, and each Party hereby irrevocably submits to the exclusive jurisdiction of such courts, waives any objection to venue therein, and agrees not to assert any claim that such forum is inconvenient; provided, however, that this Section 10.2 shall not prevent any Party from seeking temporary or preliminary equitable relief in any court of competent jurisdiction to preserve the status quo pending a final determination by such Nevada court.

10.3 Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior discussions and understandings relating thereto.

10.4 Amendment

This Agreement may be amended only by a written instrument signed by the Company, DCG, Alonzo, Ever Vast and Gao.

10.5 Electronic Signatures; PDF and Email Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A signed counterpart of this Agreement delivered by email, in portable document format (.pdf), or by other electronic transmission shall be deemed valid and effective for all purposes as an original manually signed counterpart. The Parties agree that signatures transmitted electronically, including by ..pdf attached to email, shall be deemed original signatures and shall be fully binding and enforceable against the signatory.

10.6 No Third-Party Beneficiaries.

Except as expressly provided in this Agreement with respect to the limitation that the contractual releases herein do not impair the rights of Third-Party Claimants, this Agreement is for the benefit of the Parties only and not for any other person, and no non-Party shall have any right to enforce any provision of this Agreement.

10.7 Specific Performance

The Parties agree that irreparable harm may result from a breach of this Agreement and that specific performance and injunctive relief shall be available in addition to any other remedies.

[SIGNATURE PAGE TO SPLIT-OFF AND SHARE EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this SPLIT-OFF AND SHARE EXCHANGE AGREEMENT as of the date first above written.

COMPANY:
ESG INC.
a Nevada corporation

By:
Name: Zhi Yang
Title: CEO

SHAREHOLDERS / TRANSFEREES:
DCG CHINA LIMITED
a Hong Kong company

By:
Name: Zhi Yang
Title: Director

CHRISTOPHER ALONZO

Signature:
Name: Christopher Alonzo

EVER VAST DEVELOPMENT LTD.
a British Virgin Islands company

By:
Name: Limin Niu
Title: Director

WEIWEI GAO

Signature:
Name: Weiwei Gao